Exhibit 10.16.1

FOURTH AMENDMENT OF THE

LIPOSCIENCE, INC. 2007 STOCK INCENTIVE PLAN

THIS FOURTH AMENDMENT to the LipoScience, Inc. (the “Company”) Stock Incentive Plan (the “Plan”) is effective as of August 27, 2012.

WHEREAS, the Board of Directors (the “Board”) of the Company has adopted and the stockholders of the Company have approved the Plan; and

WHEREAS, the Board has approved the amendment of the Plan in order to increase the number of shares of Common Stock of the Company issuable pursuant to awards granted under the Plan by 600,000 shares, from 3,308,043 to 3,908,043 shares.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 3,908,043 shares of the Common Stock of the Company, $0.001 par value per share (the “Common Stock).”

2. Except as amended herein, the terms and provisions of the Plan shall remain unchanged and in full force and effect.